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                         BROWN BROTHERS HARRIMAN & CO.


Brown Brothers Harriman & Co.                           Date:  December 10, 1999

Ladies And Gentlemen:

The undersigned Lifetime Achievement Fund, Inc., a Maryland corporation, (the "Client") requests Brown Brothers Harriman & Co. (the "Custodian") to open and maintain Custody Account(s) and Cash Account(s) denominated in United States Dollars and in such other currencies as may be appropriate under the circumstances. All Cash Accounts shall be operated pursuant to the attached
Exhibit 1 and the Custodian may take such actions in respect thereof as the Custodian may be instructed to take pursuant to an Instruction (as hereinafter defined). The Custodian shall hold or dispose of any property in the Custody Account(s) subject at all times to the Client's order and the following standing instructions which shall be effective until the Custodian receives written notice of change from the Client.

INSTRUCTIONS - The Custodian may act on any notice from the Client instructing the Custodian to act ("Instruction") provided the Custodian reasonably believes such notice to be authorized. It shall be the Client's responsibility to send Instructions to the Custodian through secured or electro-mechanical means including SWIFT and tested telex, but the Custodian shall be protected in acting upon an Instruction sent by telefax, in writing or orally, provided the Custodian believes such Instruction to be authorized. In the event the Client elects to send Instructions via telefax, the Client acknowledges that the Custodian cannot assure receipt of such telefax Instructions, that the Custodian cannot verify that authorized signatures on a telefax are original or properly affixed, and that the Custodian shall not be responsible for actions taken in reliance on inaccurately stated, illegible or unauthorized telefax Instructions.

INCOME - Interest, dividends and other cash distributions are to be collected by the Custodian in current United States Dollars or other foreign currencies and credited to the Client's account(s) with the Custodian or with a subcustodian.

PRINCIPAL - Matured or called securities or other cash payments on account of principal are to be collected by the Custodian in current United States Dollars or other foreign currencies and credited to the Client's account(s) with the Custodian or with a subcustodian.

REGISTRATION - Except as set forth in the following two sentences of this paragraph, securities to be held by the Custodian in form requiring registration are to be registered in the name of the Custodian or in the name of a nominee of the Custodian or, in the case of foreign securities, in the name of a subcustodian or in the name of a nominee of a subcustodian. Unless prior, written authority has been obtained from the Custodian, securities subject to transfer restrictions may not generally be registered in the name of the Custodian or a subcustodian nor in the name of a nominee of the Custodian or a subcustodian. Such restricted securities, when received by the Custodian or the subcustodian, which are registered counter to these limitations will, on Instructions provided by the Client at the request of the Custodian, be appropriately re-registered.

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                         BROWN BROTHERS HARRIMAN & CO.

SECURITIES - The Custodian may, without specific instruction from the Client, take such actions in respect of securities held in the Client's Custody Account(s) as the Custodian customarily takes in the course of administering custody duties. The Custodian shall take any other actions (including, without limitation, in respect of corporate actions requiring investment decisions) only upon receipt of an Instruction. The Custodian may effect any Instruction to deliver or receive securities against payment in accordance with local custom or practice, even if market practice does not call for delivery or receipt against payment.

RESPONSIBILITY - As custodian of the securities held for the Client, the Custodian will exercise reasonable care and diligence under the circumstances prevailing in the market in which action is taken or securities are held. The Client hereby indemnifies and holds the Custodian harmless against any losses, costs or expenses the Custodian may suffer or incur as a result of (i) any actions taken under this Agreement except those resulting from the Custodian's negligence, bad faith or willful misconduct, (ii) any legal action the Custodian undertakes in good faith in respect of securities held in its custody pursuant to the Client's Instruction, (iii) any actions taken in reliance on Instructions, and (iv) any taxes incurred or assessed against the Custodian in respect of securities or other property the Custodian holds on the Client's behalf. The Custodian will not be held accountable for delays or losses resulting from (i) failure to receive timely and suitable notification concerning income, redemptions, exchanges and other developments in securities in the Client's Account(s) with the Custodian; (ii) force majeure, acts of God, investment risks and other events beyond the Custodian's reasonable control, and
(iii) acts of a government, whether de facto or de jure, that prevent or delay the Custodian from acting in accordance with the terms hereof, including, without limitation, expropriation, confiscation and currency devaluation. The Client understands that the Custodian may avail itself of the services of a central depository or clearing corporation, including, without limitation, The Depository Trust Company, The Participants Trust Company and The Federal Reserve Bank in the United States. Securities held in such central depositories or clearing corporations shall be held subject to the rules and regulations of such institutions and shall, where appropriate, be registered in accordance with their normal practice. The Custodian shall not be responsible to the Client for any loss or damage to property held at such central depository or clearing corporation except to the extent the Custodian recovers from such central depository or clearing corporation. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages.

The Client understands that the Custodian may, from time to time and in the Custodian's sole discretion, advance funds on behalf of the Client to facilitate the settlement of securities transactions or the administration of the account(s). In the event of such an advance, the Custodian shall have all the rights afforded the Custodian by common law or by statute, including, without limitation, the rights of a financial intermediary under the Uniform Commercial Code in effect in New York. The Custodian shall have a first priority security interest in securities and cash in the account(s) to the extent and for the duration of any such advance.

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                         BROWN BROTHERS HARRIMAN & CO.

CONFIDENTIALITY. - The Custodian agrees that all information in relation to the Client and to the assets and liabilities of the Client, which is given to or obtained by the Custodian in whatever capacity (all such information being referred to hereafter as "Information"), shall be treated as confidential and held in confidence, except that the Custodian, its affiliates and the partners, officers, employees, auditors and counsel of the Custodian (all such entities and persons are referred to hereafter as a "Representative") are hereby granted permission to disclose Information as follows:
(a) to any person or entity at the request or with the permission of the Client;
(b)      to any Representative; and
(c) to any person or entity in response to a lawful request, examination or inquiry by a United States federal or state government agency; a subpoena or other order issued by any court, administrative agency or securities regulator having jurisdiction over the Representative responding thereto; or otherwise in accordance with the laws or regulations applicable to the Representative responding thereto.
(d) Representative is permitted to obtain and retain Information regarding the account at the office of the relevant affiliate in order to comply with applicable laws and regulations.

The authorization contained herein may not be withdrawn or limited in any way as to scope or time and constitutes a waiver which may not be withdrawn or limited by the Client or any statutory or common law rights of confidentiality or duties of confidentiality applicable under the laws of those jurisdictions of the Representatives and the Client as such laws currently exist or may be amended in the future. Any Representative who relies in good faith on the advice of counsel in acting under this section shall be deemed authorized by this section and protected in so acting.

SECURITIES OF FOREIGN ISSUE OR PRECIOUS METALS - In the event that the Client instructs the Custodian to hold in custody securities of foreign issue or precious metals, the Custodian is authorized to engage the banks and other financial organizations listed on the attached Exhibit 3 (as such Exhibit may be updated from time to time in a writing signed by the Client) as its subcustodians in holding or servicing securities of foreign issue or precious metals that may be held for the Client's account(s). The Custodian will not be held accountable for the default or negligence of such subcustodians or any securities depository whose services they utilize or for their inability to comply with the Client's Instructions. Securities of foreign issue may be held in or through central depositories or clearing corporations in accordance with local market practice or convention. Neither the Custodian nor any subcustodian shall be responsible to the Client for any loss or damage to property held at such central depository or clearing corporation except to the extent the Custodian recovers from such central depository or clearing corporation.

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                         BROWN BROTHERS HARRIMAN & CO.

ORDERS FOR THE SALE OF SECURITIES - The Client hereby certifies that, in the event the Custodian receives from the Client an order to sell securities that are not held in the Client's Custody Account(s) or are not to the Custodian's knowledge in transit, such order shall constitute a designation by the Client that such securities either have been forwarded to the Custodian for the Client's account(s) or will be so forwarded promptly.

COMMUNICATION WITH ISSUING COMPANIES - The Securities and Exchange Commission has adopted a rule to provide a means of direct communication between issuing companies and certain other third parties and their beneficial shareholders whose securities are registered in the name of a bank or other intermediary or its nominee. Under this rule, beneficial owners of securities have the right to decide whether they wish to have their names, addresses and security positions disclosed to authorized third parties.

          YES - The Custodian is authorized to disclose the Client's name and
--------        address and the number of units held for any security positions.

          NO -  The Custodian is instructed NOT to disclose the Client's name
-------- and address and the number of units held for any security positions.

BY SIGNING THIS AGREEMENT, THE CLIENT ACKNOWLEDGES THAT ITS FAILURE TO INDICATE A CHOICE WILL REQUIRE THE CUSTODIAN TO DISCLOSE THE APPROPRIATE INFORMATION IF REQUESTED.

FEES AND CHARGES - The Client shall pay the Custodian the fees and charges as to which Client and Custodian agree from time to time.

GOVERNING LAW - THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. BY SIGNING THIS AGREEMENT, THE CLIENT AND THE CUSTODIAN IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN.

NOTICES - Any notices to be sent or delivered under this Agreement shall be sent in accordance with the attached Exhibit 2.

DURATION AND TERMINATION OF AGREEMENT - This Agreement has an unlimited duration and will be valid as of the date first written above. Either party may terminate this Agreement upon sixty (60) days' written notice to the other party. Any termination of this Agreement shall not affect any Instruction received by the Custodian prior to the effective date of such termination or any obligations arising in respect thereto. Additionally, any indemnifications granted under this Agreement shall not be affected by such termination.

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                         BROWN BROTHERS HARRIMAN & CO.

Except as specifically provided herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Accordingly, this Agreement supercedes any custody agreement or other oral or written agreements heretofore in effect between us with respect to the custody of securities or other property of the Client.

The Client may terminate this Agreement at any time by notice to the Custodian effective immediately if:

a) the Custodian shall fail in any material respect to perform its obligations under this Agreement;
b) the Custodian shall be adjudged bankrupt or insolvent, or there shall be commenced against the Custodian a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;
c) any change in any applicable law, rule or regulation or in the interpretation or administration thereof that may reasonably be expected to have an adverse effect on the Client with respect to any securities or cash or the services provided under this Agreement.

Upon termination of this Agreement, the Custodian shall deliver to the Client a full and complete report of all transactions which have occurred from the date of its last report to the date of termination. Upon receiving a notice of termination, the Custodian shall deliver the securities held in the Custody Account(s) and pay cash in the Cash Account(s) as designated by the Client in written Instructions. The Custodian shall continue to hold such securities and cash subject to this Agreement until such Instructions are given.

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                         BROWN BROTHERS HARRIMAN & CO.

                                                         Very truly yours,



 LIFETIME ACHIEVEMENT FUND, INC.
--------------------------------
   Printed Name of Account(s) Owner

                                                  [Use this column for a
                                                  second signature if required.]


    ---------------------------                   ----------------------------
      Signature                                     Signature


    ---------------------------                   ----------------------------
      Printed Name                                  Printed Name


    ---------------------------                   ----------------------------
      Capacity                                      Capacity

           Please enter the capacity in which you are signing if other than
           individually or as joint tenant.    ( Examples:  Corporate Officer,
                                                General Partner, Manager,
                                                Member, Trustee,  Executor,
                                                Guardian,  Attorney-in-Fact )


  Accepted and agreed:


--------------------------------
per pro Brown Brothers Harriman & Co.

--------------------------------
Printed Name and Title


THE CUSTODIAN IS A LICENSED PRIVATE BANK AND A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE ("NYSE") AND OTHER MAJOR STOCK EXCHANGES IN THE UNITED STATES. IN THE CONDUCT OF ITS BUSINESS, THE CUSTODIAN IS GOVERNED BY THE RULES AND REGULATIONS OF THE BANKING DEPARTMENT OF THE STATE OF NEW YORK AND OF THE NYSE.

AS A MEMBER FIRM OF THE NYSE, THE CUSTODIAN EXECUTES ORDERS FOR THE PURCHASE AND SALE OF SECURITIES SOLELY AS AGENT FOR ITS CUSTOMERS. AS A BANK, THE CUSTODIAN IS NOT PERMITTED TO UNDERWRITE SECURITIES AND IT DOES NOT, FOR ITS OWN ACCOUNT, DEAL IN SECURITIES, OTHER THAN UNITED STATES GOVERNMENT SECURITIES AND GENERAL OBLIGATIONS OF STATES AND MUNICIPALITIES OF THE UNITED STATES. THE CUSTODIAN DOES NOT MAINTAIN MARGIN ACCOUNTS NOR DOES THE CUSTODIAN ACCEPT ORDERS FOR "SHORT" SALES.
BROWN BROTHERS HARRIMAN & CO.

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                         BROWN BROTHERS HARRIMAN & CO.


                                    EXHIBIT 1


                                  CASH ACCOUNTS
                          GENERAL TERMS AND CONDITIONS


Following are the general terms and conditions in respect of all cash accounts (including Demand Deposit Bank Accounts) held by Brown Brothers Harriman & Co. ("BBH&Co.") pursuant to a Custodian Agreement.

Cash accounts opened and maintained on the books of BBH&Co. ("BBH Accounts") shall be opened in the name of the depositor. Subject always to the force majeure provisions of the Custodian Agreement, the Custodian shall be liable for repayment of any and all deposits carried on its books as principal, whether denominated in United States Dollars or in other currencies.

Where applicable, cash accounts opened and maintained on the books of a duly appointed subcustodian may be opened in the name of the depositor or BBH&Co. or in the name of BBH&Co. for its customers generally ("Agency Accounts"). Such deposits shall be treated as portfolio securities, and accordingly, BBH&Co. shall be responsible for the exercise of reasonable care in respect of the administration of such Agency Accounts but shall not be liable for their repayment in the event the subcustodian fails to make repayment (including in the event of the subcustodian's bankruptcy or insolvency). Agency Accounts shall also have the benefit of the force majeure provisions of the Custodian Agreement.

BBH&Co. shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (i) in which such BBH or Agency Accounts are maintained or (ii) in which such currency is issued, and in no event shall BBH&Co. be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither BBH&Co. nor any subcustodian shall be required to repay any deposit made at a foreign branch of either BBH&Co. or such subcustodian if such branch cannot repay the deposit due to (i) an act of war, insurrection or civil strife; or (ii) an action by a foreign government or instrumentality, whether de jure or de facto, in the country in which the branch is located preventing such repayment, unless BBH&Co. or such subcustodian expressly agrees in writing to repay the deposit under such circumstances.

63-172-006 (06/99)          CUSTODIAN AGREEMENT                       Page No. 7


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                         BROWN BROTHERS HARRIMAN & CO.


                              EXHIBIT 1 - CONTINUED


                                  CASH ACCOUNTS
                          GENERAL TERMS AND CONDITIONS


All currency transactions in any account opened pursuant to a Custodian Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the depositor shall be for the account of the depositor.

BBH&Co. shall make payments from or deposits to any account in the course of its administrative duties including, but not limited to income collection with respect to a depositor's investments, and otherwise in accordance with Instructions. BBH&Co. and its subcustodians shall be required to credit amounts to the cash account(s) only when monies are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any BBH Account or Agency Account before actual receipt of good funds shall be provisional and may be reversed by BBH&Co. in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by BBH&Co. or any subcustodian, all deposits shall be payable only at the branch of BBH&Co. or subcustodian where the deposit is made or carried.

For purposes hereof, deposits maintained in all BBH Accounts (whether or not denominated in United States Dollars) shall collectively constitute a single and indivisible current account with respect to the depositor's obligations to BBH&Co., or its assignee, and balances in such BBH Accounts shall be available for satisfaction of the depositor's obligations hereunder. BBH&Co. shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all BBH Accounts is overdrawn.

In the event that a Funds Transfer Agreement is executed between us, such Agreement shall comprise a designation of form of a means of delivering instructions in respect of the Cash Account(s).

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                         BROWN BROTHERS HARRIMAN & CO.


                                    EXHIBIT 2

                                     NOTICES

Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:


If to the Client:       Lifetime Achievement Fund, Inc.
                        11605 West Dodge Road
                        Omaha, NE  68154

                        Attention:   Charles Richter
                        Telephone:   (402) 330-1166
                        Telefax:     (402) 333-4297



If to the Custodian:    Brown Brothers Harriman & Co.

                        40 WATER STREET
                        BOSTON, MA  02109



                        Attention: MANAGER, INVESTOR SERVICES DEPARTMENT

                        Telephone: (617) 772-1818

                        Telefax:   (617) 772-2263


or at such other address as the Client or the Custodian may have designated in writing to the other.

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                         BROWN BROTHERS HARRIMAN & CO.


                          EXHIBIT 2 - CONTINUATION PAGE

                                     NOTICES

63-172-006 (06/99)          CUSTODIAN AGREEMENT                      Page No. 10

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                         BROWN BROTHERS HARRIMAN & CO.

                                    EXHIBIT 3

                         SUBCUSTODIANS AND DEPOSITORIES

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                         BROWN BROTHERS HARRIMAN & CO.

                          EXHIBIT 3 - CONTINUATION PAGE


                         SUBCUSTODIANS AND DEPOSITORIES

63-172-006 (06/99)          CUSTODIAN AGREEMENT                      Page No. 12